Exhibit 99.1

Controlled Thermal Resources and Plum Acquisition Corp. IV Announce Definitive Business Combination Agreement to Advance U.S. Critical Minerals and Energy

●	As one of America’s largest and most advanced geothermal power and critical minerals projects, the transaction is expected to enable Controlled Thermal Resources to advance its Hell’s Kitchen Project and commence Stage 1 construction.

●	Transaction values Controlled Thermal Resources at a pro forma enterprise value of approximately $4.7 billion.

Imperial County, California – March 9, 2026 – Controlled Thermal Resources Holdings Inc. (“CTR” or the “Company”), an emerging leader in U.S. critical minerals and clean geothermal energy development, and Plum Acquisition Corp. IV (Nasdaq: PLMK, “Plum IV”), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) that will result in CTR becoming a publicly traded company in the United States. Upon closing, the combined company is expected to operate as Controlled Thermal Resources and is expected to be listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “CTRH”.

CTR is developing its flagship Hell’s Kitchen Project in California’s Imperial Valley, widely regarded as one of the largest and most advanced geothermal energy and critical minerals developments in the United States. Through its two wholly owned subsidiaries, American Data Power and American Critical Resources, the Company is pursuing a phased buildout designed to deliver up to 650 megawatts of renewable baseload electricity to power next-generation AI and hyperscale computing infrastructure, alongside an estimated 100,000 metric tons per year of lithium carbonate production at full scale. Additional U.S.-designated critical mineral targets include potash, zinc, manganese, rubidium, and cesium - materials also considered increasingly vital to U.S. industrial capacity and national security.

Hell’s Kitchen Deployment Readiness

Backed by strategic partnerships and investments, CTR has raised more than US$285 million in private capital to date. The Company has completed a comprehensive Field Development Plan with Baker Hughes, supporting its 650 MW clean energy development strategy. CTR has demonstrated its direct lithium extraction process on live geothermal brine through an integrated demonstration facility at 1/15 commercial scale, supported by a Definitive Feasibility Study prepared by Baker Hughes in accordance with SEC SK1300. Additional process development has been undertaken with Aquatech, one of the few firms capable of delivering an integrated single-flowsheet approach to brine processing for lithium and additional critical minerals.

CTR’s Hell’s Kitchen Project is aligned with the County of Imperial’s draft Lithium Valley Specific Plan, a comprehensive framework designed to provide long-term zoning and land-use certainty for clean energy, critical minerals, and advanced manufacturing development, while creating a competitive permitting pathway comparable to those in other U.S. states. The Company has received a Conditional Use Permit to commence Stage 1 construction activities, with $185M invested in long-lead equipment built and staged for construction. The project is also a designated FAST-41 covered project, ensuring interagency coordination to expedite federal permitting approvals.

The business combination is intended to accelerate CTR’s development timeline and support the commencement of Stage 1 construction, which is anticipated to include a 50 MW clean power facility, lithium carbonate production capacity of up to 25,000 metric tons per year, and additional critical mineral production.

Management Commentary

Rod Colwell, CEO of CTR, commented:

“Few projects simultaneously address energy security and mineral security at scale. Hell’s Kitchen is structured to deliver clean baseload geothermal power alongside domestically produced strategic critical minerals from a single integrated brine resource.

As AI adoption and hyperscale data center growth intensify across the United States, the need for resilient, low-carbon, 24/7 power is becoming a defining infrastructure constraint and a major issue of national security. We believe CTR is positioned to meet that demand while strengthening domestic supply chains for battery materials and nationally designated critical minerals.

After more than a decade of technical validation, permitting progress, and strategic investment, we believe we are shovel-ready and prepared to deploy competitively at commercial scale. Partnering with Plum IV is expected to enable us to accelerate execution, begin Stage 1 construction, and establish a leading model for integrated energy and critical minerals production that supports rapid U.S. industrial growth and long-term national competitiveness.”

Kanishka Roy, CEO of Plum IV, commented:

“Given the exponential growth in AI data center infrastructure, the need for baseload power and for lithium in battery energy storage systems to power these data centers, has become exponentially important. We’re incredibly excited to partner with CTR to potentially unlock multiple avenues of U.S.-developed supply-chain independence.”

The proposed transaction is expected to close during the second half of 2026 and remains subject to approval by Plum IV shareholders representing a majority of the outstanding Plum IV voting power, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the transaction, the expiration of the HSR Act waiting period, and other customary closing conditions. The boards of directors of both CTR and Plum IV have unanimously approved the proposed transaction.

Advisors

Hall Chadwick is serving as exclusive corporate, financial, and lead capital markets advisor to CTR. Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is the exclusive financial advisor and lead capital markets advisor to Plum IV. Hall Chadwick and Cohen & Company Capital Markets are serving as joint lead private placement agents to CTR and Plum IV. Greenberg Traurig, LLP is serving as legal counsel to Plum IV, and Duane Morris LLP is serving as legal counsel to CTR.

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About CTR

CTR is advancing geothermal baseload energy, battery-grade lithium chemicals, and critical minerals production at its Hell’s Kitchen project in southern California. CTR's leadership team has successfully developed and managed geothermal power plant operations in California's Salton Sea region for 30+ years. CTR’s mission is to strengthen U.S. energy security and supply chain resilience by providing strategic resources essential to technology, manufacturing, and defense. For more information, visit the website.

About Plum Acquisition Corp. IV

Plum Acquisition Corp. IV (Nasdaq: PLMK) is a publicly traded special purpose acquisition company led by an experienced team with a track record of sourcing and executing complex public-market transactions, Plum IV aims to identify companies positioned to deliver long-term value through technological advancements, disruptive business models, and secular long-term trends. For more information, visit the website.

Definitive Documentation

Additional information regarding the Business Combination Agreement and its proposed terms will be filed by Plum IV on Form 8-K. The Proposed Transactions are subject to shareholder approvals, regulatory approvals, and other customary closing conditions.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Business Combination Agreement (the “Proposed Transactions”), Plum IV and CTR intend to file with the SEC a registration statement on Form S-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of Plum IV as well as a preliminary prospectus relating to the offer of securities to be issued to the stockholders of CTR (the “Proxy Statement/Prospectus”). After the Registration Statement is declared effective, a definitive proxy statement and other relevant documents will be mailed to shareholders of Plum IV as of the record date to be established for voting on the Proposed Transactions and other matters as described in the Proxy Statement/Prospectus. Plum IV will also file other documents regarding the Proposed Transactions with the SEC. This press release does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF PLUM IV AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PLUM IV’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUM IV, CTR AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or to be filed with the SEC by Plum IV, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Plum Acquisition Corp. IV, 2021 Fillmore St., #2089, San Francisco, California 94115, Attention: Kanishka Roy, or by email at plumir@icrinc.com.

Participants in the Solicitation

Plum IV, CTR and their respective directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from Plum IV’s shareholders in connection with the Proposed Transactions. A list of the names of such directors and executive officers, and information regarding their interests in the Proposed Transactions and their ownership of Plum IV’s securities is, or will be, contained in Plum IV’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Plum IV’s shareholders in connection with the Proposed Transactions, including the names and interests of CTR’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by Plum IV and CTR with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Plum IV or CTR, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions and the parties thereto. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the Proposed Transactions between Plum IV and CTR; the anticipated benefits and timing of the Proposed Transactions; expected trading of the combined company’s securities on the Nasdaq; the building of CTR’s flagship Hell’s Kitchen Project; the anticipated benefits and timing of CTR’s flagship Hell’s Kitchen Project, the combined company’s future financial performance; the ability of the combined company to execute its business strategy, its market opportunity and positioning; and other statements regarding management’s intentions, beliefs, or expectations with respect to the combined company’s future performance, are forward-looking statements.

Forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on the current expectations and assumptions of Plum IV and CTR and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Proposed Transactions and any definitive agreements with respect thereto; (3) the inability to complete the Proposed Transactions, including due to failure to obtain approval of the shareholders of Plum IV and CTR or other conditions to closing; (4) the risk that the Proposed Transactions may not be completed by Plum IV’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Plum IV; (5) the inability to maintain the listing of Plum IV’s securities or to obtain or maintain the listing of the combined company’s securities on the Nasdaq, the New York Stock Exchange, or another national securities exchange following the Proposed Transactions; (6) the risk that the Proposed Transactions disrupts CTR’s current plans, business relationships, performance, operations and business generally as a result of the announcement and consummation of the Proposed Transactions; (7) the risk that the price of the combined company’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, geopolitical tensions, and macro-economic and social environments affecting its business; (8) the ability to recognize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Proposed Transactions; (10) changes in applicable laws or regulations; (11) risks related to CTR’s business, including fluctuations in demand and prices for lithium and other critical minerals, competition within the industry, the risks inherent in development projects and exploration activities, potential delays or cost overruns in capital expenditures, the ability to secure necessary raw materials, compliance with regulatory requirements, environmental and safety obligations, economic and market conditions, and political or geopolitical developments; and (12) other risks detailed from time to time in Plum IV’s filings with the SEC, including the Registration Statement and related documents filed or to be filed in connection with the Proposed Transactions.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Plum IV’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q and the Registration Statement and Proxy Statement/Prospectus that will be filed by Plum IV and CTR, and other documents filed by Plum IV from time to time with the SEC, as well as the list of risk factors included herein. These filings identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which is made only as of the date of this press release.

For more information:

Lauren Rose

Chief Communications Officer

M: +61 438 123 177

lauren.rose@cthermal.com

www.cthermal.com

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